SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to §240.14a-12

                                                                                         China Software Technology Group Co., Ltd. _________________________________________________________________________________________

(Name of Registrant as Specified in its Charter)

____________________________________________________________________________________________

(Name of Person Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

____________________________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

____________________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

____________________________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

____________________________________________________________________________________________

(5) Total fee paid:

____________________________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

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PROXY

CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD.

SOLICITED BY THE BOARD OF DIRECTORS

For use at the October 9, 2007 Special Meeting

The undersigned hereby appoints Peter D. Zhou and Robert Brantl as Proxies, each with power of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows:

(1)

PROPOSAL TO CHANGE THE NAME OF THE CORPORATION TO “AMERICAN WENSHEN STEEL GROUP, INC.”

         /  /   FOR

 /  /   AGAINST

  /  /   ABSTAIN

(2)

PROPOSAL TO EFFECT A 1-FOR-45 REVERSE SPLIT OF THE COMMON STOCK AND TO INCREASE THE AUTHORIZED COMMON STOCK TO 100,000,000 SHARES.

        /  /   FOR

 /  /   AGAINST

  /  /   ABSTAIN

(3)

PROPOSAL TO REMOVE THE PROVISIONS FROM THE CERTIFICATE OF INCORPORATION AND BYLAWS THAT PROHIBIT STOCKHOLDERS FROM TAKING ACTION BY WRITTEN CONSENT.

         /  /   FOR

 /  /   AGAINST

  /  /   ABSTAIN

(4)

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION AND BYLAWS TO REQUIRE THE CORPORATION TO INDEMNIFY ITS OFFICERS AND DIRECTORS TO THE FULL EXTENT PERMITTED BY DELAWARE LAW.

        /  /   FOR

 /  /   AGAINST

  /  /   ABSTAIN

and in his discretion upon such other business as may be properly brought before the Special Meeting of Shareholders of CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD., to be held at the Offices of American Union Securities, Inc., 100 Wall Street, 15th Floor, New York, NY 10005 on October 9, 2007 at 10:30 a.m. local time, and any adjournments thereof.  This proxy revokes all prior proxies given by the undersigned.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

Date:

___________________

Signature:

___________________

Print Name:

___________________

Signature:

___________________

(if jointly held)

IMPORTANT:  Please sign exactly as name appears on your stock certificate. Joint owners should both sign.  When signing as executor, trustee, guardian, attorney or officer of a corporation, give title as such.  If a partnership, please sign in partnership name.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD.

c/o American Union Securities, Inc.

100 Wall Street, 15th Floor

New York, NY 10005

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 9, 2007

A Special Meeting of Shareholders of China Software Technology Group Co., Ltd. will be held at the offices of American Union Securities, Inc. at 100 Wall Street, 15th Floor, New York, NY 10005 on October 9, 2007 at 10:30 a.m., local time, for the following purposes:

(1)

To vote upon a proposal to amend the Certificate of Incorporation and Bylaws of the corporation to:

(a)

change the name of the corporation to “American Wenshen Steel Group, Inc.”;

(b)

effect a 1-for-45 reverse split with respect to the corporation’s common stock, and increase the number of authorized common shares to 100,000,000;

(c)

remove the provision in the corporation’s Certificate of Incorporation that prohibits the stockholders from taking action by written consent; and

(d)

require the corporation to indemnify its officers and directors to the full extent permitted by Delaware law.

(2)

 To transact such other business as may properly come before the meeting.

Stockholders of record as of the close of business on August 15, 2007 will be entitled to vote at the meeting.

Enclosed is a proxy statement and form of proxy.  Shareholders who do not expect to attend the Special Meeting are requested to sign and return the proxy in the enclosed envelope.

By Order of the Board of Directors

YANG KUIDONG

Chief Executive Officer

September 21, 2007

China Software Technology Group Co., Ltd.

c/o American Union Securities, Inc.

100 Wall Street, 15th Floor

New York, NY 10005

PROXY STATEMENT

This Proxy Statement is furnished to shareholders of China Software Technology Group Co., Ltd. (“CSWT”) in connection with the solicitation by the Board of Directors of proxies to be used at a Special Meeting of the Shareholders of CSWT. This Notice of Special Meeting and Proxy Statement, and the accompanying proxy card, have been mailed to the shareholders on or after Septemer 21, 2007 for the purposes set forth in the notice of the Special Meeting.

If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time up until the time when it is voted by the Proxy Committee.  The proxy may be revoked by sending written revocation to the Proxy Committee (c/o Peter D. Zhou, American Union Securities, Inc., 100 Wall Street, 15th Floor, New York, NY 10005) or by making a proxy bearing a later date or by appearing and voting at the Special Meeting. The proxy is in ballot form and each shareholder may indicate approval or disapproval as to the proposals identified in the proxy and accompanying Notice of Special Meeting and as set forth and discussed in this Proxy Statement.  The proposals will be presented by the Board of Directors of CSWT.  Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification made.  Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal.  The Proxy Committee appointed by the Board of Directors consists of Peter D. Zhou, President of American Union Securities, Inc., and Robert Brantl, Esq., counsel to CSWT.

VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote will be determined as of the close of business on August 15, 2007.  At that date, there were outstanding and entitled to vote 30,495,061 shares of common stock and 434,377 shares of Series A Convertible Preferred Stock, which can be converted into 868,754,000 common shares.  Each share of common stock entitles the holder thereof to one vote. The holders of the Series A Preferred Stock have voting power equivalent to the common shares into which the Series A shares are convertible.  Therefore, the total voting power of the CSWT shareholders was 899,249,061 votes.

The following table sets forth the beneficial ownership of the outstanding shares of our voting stock as of August 15, 2007 by any person who, to the knowledge of CSWT, owns beneficially more than 5% of either class of our voting stock, by each CSWT director, and by the directors and officers of CSWT as a group.  None of the persons identified below owns any securities of CSWT other than the voting stock listed below.  All shares are owned of record and beneficially, except where otherwise noted.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Voting Power
Yang Kuidong	166,361,076(3)	18.5%
Zhang Liwei	44,962,453(3)	5.0%
Xiao Zhiquan	0	--
All officers and directors as a group (3 persons)	211,323,529(3)	23.5%

Yuan Qing Li Suite 2911 - 2912, 29th Floor Two International Finance Ctr. No. 8 Finance Street Central, Hong Kong	21,592,493(4)	2.4%

________________________________

(1)    Except as otherwise noted, the address of each shareholder is c/o Chaoyang Liaoyang Specialty Steel Co., Ltd., Sunjiawan, Shuangta, Chaoyang City, P.R. China.

(2)    Except as otherwise noted, all shares are owned of record and beneficially.

(3)    Yang Kuidong and Zhang Liwei own shares of Series A Preferred Stock that may be converted into the number of shares of common stock shown in the table.

(3)    Includes 12,600,000 shares that Warner Technology may purchase upon exercise of an option sold to it by Yuan Qing Li and Ling Chen, his spouse.

 PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION OF CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD. TO CHANGE ITS NAME TO AMERICAN WENSHEN STEEL GROUP, INC.

 (Item #1 on the Proxy Card)

Proposal

The Board of Directors of CSWT proposes to amend the Certificate of Incorporation to change the name of the Corporation from China Software Technology Group, Co., Ltd. to “American Wenshen Steel Group, Inc.”

Principal Reasons for the Proposed Name Change

The primary purpose of the proposed name change is to better represent CSWT’s business. On July 26, 2007, CSWT acquired the outstanding capital stock of American Wenshen Steel Group, Inc., a Delaware corporation, whose name was subsequently changed to American Wenshen Interim Corp. (“AWI”).  AWI is a holding company that owns all of the registered capital of Chaoyang Liaogang Special Steel Co., Ltd. (“Chaoyang Liaogang”), a corporation organized under the laws of The People’s Republic of China.  Chaoyang Liaogang is engaged in the business of manufacturing tungsten carbide steel, stainless steel, and die steel.  The Board of Directors has determined to change CSWT’s name to reflect this new direction for the business of the corporation.

How the Name Change Will Be Effected

If the proposed name change is approved, the officers of CSWT will promptly file an amendment to the Certificate of Incorporation with the Delaware Secretary of State and the name change will become effective at the close of business on the date of filing (“Effective Date”).

Certificates for the corporation’s common stock that recite the name “China Software Technology Group Co., Inc.” will continue to represent shares in the corporation after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “American Wenshen Steel Group, Inc.” after the Amendment becomes effective, he may do so by surrendering his certificate to the corporation’s Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee.  CSWT’s Transfer Agent is:

Interwest Transfer Company, Inc.

1981 East 4800 South, Suite 100

Salt Lake City, UT 84117

(801) 272-9294

Directors’ Recommendation

For the Reasons Indicated in this Proxy Statement, the Board of Directors Recommends That You Vote "For" Approval of the Name Change.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE CORPORATION’S COMMON STOCK

AND TO INCREASE THE AUTHORIZED CAPITAL STOCK

 (Item #2 on the Proxy Card)

Proposal

The Board of Directors of CSWT proposes to amend the Certificate of Incorporation of CSWT to effect a reverse split of CSWT’s common stock at the ratio of 1:45 (the "Reverse Split") and to increase the number of shares of common stock authorized by the Certificate of Incorporation from 40,000,000 to 100,000,000 (“Share Increase”).  No fractional shares or scrip will be issued as a result of the Reverse Split; rather, shareholders who would otherwise be entitled to a fractional share will receive one whole share of CSWT common stock in lieu of the fraction.

Principal Reasons for the Proposed Reverse Split and Share Increase

There are three primary reasons why the Board of Directors is recommending the Reverse Split and Share Increase.  The first reason is that our Certificate of Incorporation currently authorizes the Board of Directors to issue only 40,000,000 common shares.  At present, 30,495,061 common shares have been issued and remain outstanding, leaving only 9,504,939 common shares available for issuance.  The Board of Directors does not consider that number of authorized but unissued shares of common stock to be sufficient for the various purposes for which the Board of Directors might wish to use such shares, such as effecting acquisitions, obtaining financing, and recruiting management personnel, all of which will be necessary if CSWT is to undertake new business operations.

The second reason is that there are, at present, 434,377 shares of Series A Convertible Preferred Shares issued and outstanding.  The Series A Convertible Preferred Shares can be converted into 868,754,000 common shares. There is not an adequate number of authorized but unissued shares of common stock available for issuance to the holders of Series A Convertible Preferred Shares upon conversion.

At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional shares that will be available for issuance after the Reverse Split and the Share Increase, other than issuance upon conversion of the Series A Preferred Stock.

The third reason, specific to the Reverse Split, relates to the current low market price of our common stock.  CSWT will require financing to fund its business development, be it the costs of acquisitions or the capital needed to fund the growth of the acquired companies. The Board of Directors has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve CSWT’s prospects for obtaining financing.  It is hoped that the Reverse Split will increase the per share market price of the common stock.  There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

Recently, the market price for CSWT common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, CSWT is not likely to obtain any additional financing. Accordingly, the Board believes that the proposed Reverse Split is essential to CSWT’s prospects for raising financing through the sale of its common stock or derivative securities.

General Effect of the Reverse Split and Share Increase

The table below shows the cumulative effect of the Share Increase and the Reverse Split (together, the “Recapitalization”) on CSWT’s common stock outstanding at August 15, 2007, as well the effect of the Recapitalization on the number of shares the will be outstanding if all outstanding Series A Convertible Preferred Stock is converted.  The column labeled "After Recapitalization" does not reflect any adjustments that may result from the rounding up of fractional shares. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

 Prior to

After

Recapitalization

Recapitalization

Common Stock:

Authorized

40,000,000

100,000,000

Issued and outstanding

30,495,061

       667,668

Available for issuance

  9,504,939

  99,322,332

             Par value per share

                                            $0.001

                       $0.001

Preferred Stock

Authorized

   1,000,000

    1,000,000

Issued and outstanding

      434,377

       434,377

Common stock issuable

    upon conversion of

    Series A shares

868,754,000

   19,305,644

Common Stock outstanding if all

     Series A shares are converted

899,249,061

   19,973,312

Common stock available for issuance

    after full conversion of Series A

     0

   80,026,688

The Share Increase and Reverse Split will increase the number of shares available for issuance by the Board of Directors to 80,026,688, after conversion of all of the Series A Convertible Preferred Stock.  The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the CSWT shareholders.  Delaware law requires that the Board use its reasonable business judgment to assure that CSWT obtains “fair value” when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in CSWT.  The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of CSWT common stock.

The Share Increase and Reverse Split, with the resulting increase in the number of shares available for issuance, are not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of CSWT.  In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make CSWT unattractive to the party seeking control of CSWT.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

How the Reverse Split and Increase in Authorized Shares Will Be Effected

If the proposed Reverse Split and Share Increase are approved, the officers of CSWT will promptly file an amendment to the Certificate of Incorporation with the Delaware Secretary of State and the Reverse Split and Share Increase will become effective at the close of business on the date of filing. The Amendment to the Certificate of Incorporation will provide that each forty-five shares of common stock outstanding on the effective date of the Amendment will be exchanged for one post-Reverse Split share of CSWT common stock ("New Common Stock").  The New Common Stock will not be different from the common stock held by CSWT shareholders prior to the Reverse Split.  The holders of the New Common Stock will have the same relative rights following the effective date of the Reverse Split as they had before the effective date.

Exchange of Stock Certificates and Liquidation of Fractional Shares

If the Reverse Split is approved, then upon filing of the Amendment as described in the preceding paragraph, the outstanding certificates representing shares of CSWT common stock will be automatically converted into certificates representing shares of New Common Stock.  Every shareholder who surrenders a certificate representing shares of common stock to the transfer agent with the appropriate stock transfer fee will receive a certificate representing the appropriate number of shares of New Common Stock.  The name and address of the transfer agent are stated above.

Directors’ Recommendation

For the Reasons Indicated in this Proxy Statement, the Board of Directors Recommends That You Vote "For" Approval of the Reverse Split and Share Increase.

PROPOSAL TO PERMIT THE CORPORATION TO TAKE CORPORATE ACTION BY THE WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

 (Item #3 on the Proxy Card)

Proposal

The Board of Directors of CSWT proposes to amend the corporation’s Certificate of Incorporation and Bylaws to remove the provisions that prohibit the stockholders from taking action by written consent.  If the proposed amendments are approved, the corporation will be permitted to take corporate action that requires the approval of the shareholders if such action is approved by the written consent of the holders of shares having not less than the minimum number of votes necessary to authorize the action at a shareholders meeting.

Reason for the Proposal

Section 228 of the Delaware General Corporation Law (“DGCL”) provides that any action that may be taken at a meeting of the shareholders may also be taken without a meeting if (a) written consents to the action are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the shareholders, (b) written consents signed by a sufficient number of holders are delivered to the corporation within 60 days of delivery of the earliest dated consent, and (c) prompt notice of the action is given to all other shareholders.   However, Article Eighth, Section 4 of CSWT’s Certificate of Incorporation, as well as Section 1.7 of its Bylaws, provide that all action required to be taken by the shareholders of the corporation shall be taken at a meeting and not by written consent.

The Board of Directors believes that it is in the best interests of the Corporation that it be governed by Section 228 of the DCGL.  The expense of holding a meeting of shareholders can be considerable, and it is inefficient to hold a shareholders’ meeting on every matter on which shareholders are entitled to vote, such as amendments to the articles of incorporation or corporate reorganizations, if the holders of the voting majority have already determined how the matter will be decided.  In addition, the ability to obtain shareholder approval by written consent facilitates transactions by the corporation in which its counterparty requires assurance that the action will be approved.

However, it should be noted that, if the proposal is adopted, the holders of the majority of the voting power will be able to implement significant corporate actions, such as the election of directors, amendments to the articles of incorporation, mergers, asset sales or the adoption of a plan of liquidation, without providing the remainder of the shareholders a forum at which they may question the action and be heard.

How the Amendment Will Be Effected

If the proposed amendment is approved, the officers of CSWT will promptly file with the Delaware Secretary of State an amendment of the Certificate of Incorporation removing the prohibition on written shareholder action, and it will become effective at the close of business on the date of filing.  The Board of Directors will also cause Section 1.7 to be deleted from CSWT’s bylaws.

Directors’ Recommendation

For the Reasons Indicated in this Proxy Statement, the Board of Directors Recommends That You Vote “For” Approval of the Proposal to Permit Shareholder Action by Written Consent.

PROPOSAL TO REQUIRE THE CORPORATION TO INDEMNIFY ITS OFFICERS AND DIRECTORS TO THE FULL EXTENT PERMITTED BY DELAWARE LAW.

 (Item #4 on the Proxy Card)

Proposal

The Board of Directors of CSWT proposes to amend the corporation’s Certificate of Incorporation and its Bylaws to require the corporation to indemnify its officers and directors to the full extent permitted by Delaware law.

Reason for the Proposal

Section 145 of the DGCL provides that a corporation shall have the power to indemnify its officers and directors, subject to the making of a determination by the Board of Directors that the person to be indemnified has met the applicable standard of conduct, against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding to which such officer or director is made a party by reason of the fact that he or she is or was an officer or director of the corporation.   Under Delaware law, a corporation may be required by its governing documents to provide such indemnification.  However, Article Ninth, Section (a) of CSWT’s Certificate of Incorporation, as well as Article VII of its Bylaws, provide that the corporation “may indemnify,” rather than “shall indemnify” such persons to the fullest extent permitted by Section 145 of the DGCL.

The Board of Directors believes that it is in the best interests of the Corporation that it be required to indemnify its officers and directors (and others permitted by the statute to be indemnified) to the fullest extent permitted by the DGCL.  The broad scope of indemnification available under Delaware law will permit CSWT to offer its directors and officers greater protection against the costs and risks attendant to litigation of claims against officers and directors. The board of directors believes that such protection is reasonable and desirable in order to enhance CSWT’s ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of CSWT with regard to the best interests of CSWT and its shareholders.

It should be noted, however, that the members of the board of directors may be deemed to have a personal interest in the adoption of the proposed amendments because, as directors of CSWT, they may personally benefit from the mandatory indemnification provisions which are proposed.

How the Amendment Will Be Effected

If the proposed amendment is approved, the officers of CSWT will promptly file with the Delaware Secretary of State an amendment to the Certificate of Incorporation providing that the corporation shall indemnify its officers and directors (and others permitted by the statute to be indemnified) to the fullest extent permitted by Delaware law, and such amendment will become effective at the close of business on the date of filing.  The Board of Directors will also cause Article VII of CSWT’s Bylaws to be replaced by an article that mirrors the new provision of the Certificate of Incorporation.

Directors’ Recommendation

For the Reasons Indicated in this Proxy Statement, the Board of Directors Recommends That You Vote “For” Approval of the Proposal to Require the Corporation to Indemnify its Officers and Directors to the Full Extent Permitted By Delaware Law.

OTHER MATTERS

VOTE REQUIRED TO APPROVE THE PROPOSALS

The affirmative vote of the majority of the shares of common stock outstanding on the Record Date will be required for approval of each Proposal.  Abstentions will have the same effect as negative votes since the percentage requirement for approval is based on all outstanding shares and not only on those shares casting votes.  Broker non-votes, if any, will not be counted and will have no effect on the vote.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above.  Should any other matter come before the meeting, it is the intention of the Proxy Committee to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS.

In order for shareholder proposals intended to be presented at the next meeting of Shareholders to be eligible for inclusion in the corporation's proxy statement and the form of proxy for such meeting, they must be received by the corporation at its principal executive offices a reasonable time before the corporation prints its proxy materials for the meeting.  In addition, if the corporation does not receive notice of a shareholder proposal within a reasonable time before the corporation mails its proxy materials to the shareholders, then the proxies solicited by the Board of Directors may confer on the proxy committee discretionary authority to vote on the shareholder proposal.   The Board of Directors has not determined when there will be another meeting of the shareholders.

SOLICITATION OF PROXIES

The entire expense of preparing, assembling and mailing this proxy statement, the form of proxy and other material used in the solicitation of proxies will be paid by CSWT.  In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and CSWT will reimburse them for expenses in so doing.  To the extent necessary in order to insure that sufficient votes are cast, officers and agents of CSWT, who will not be additionally compensated therefor, may request the return of proxies personally.  The extent to which this will be necessary depends on how promptly proxies are received, and shareholders are urged to send their proxies without delay.

 By Order of the Board of Directors

YANG KUIDONG

Chief Executive Officer

Dated:  September 21, 2007